UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2024

PROCEPT BIOROBOTICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-40797	26-0199180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
150 Baytech Drive
San Jose, California 95134
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (650) 232-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	PRCT	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Director
On July 18, 2024, Dr. Thomas Krummel notified the board of directors (the “Board”) of PROCEPT BioRobotics Corporation (the “Company”) that he intends to resign as a member of the Board and as a member of the Compensation Committee of the Board, effective at the conclusion of the Board meeting on July 18, 2024. Dr. Krummel’s decision to resign from the Board was not the result of any disagreement with the Company, the Board, management, or any matter relating to the Company’s operations, policies or practices.
Appointment of Director

On July 18, 2024, the Board appointed Mr. Thomas M. Prescott as a new member of the Board and as the chairperson of the Board, with such appointment effective July 18, 2024.

Mr. Prescott fills the vacancy created by the resignation of Dr. Krummel, and Mr. Prescott’s term of office as a Class I director will expire at the Company’s 2025 annual meeting of stockholders and until his successor has been elected and qualified or his earlier death, resignation or removal. Mr. Prescott was also appointed as chairperson of the Board and Dr. Frederic Moll remains as a member of the Board. The Board has determined that Mr. Prescott is an “independent director” as defined under the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing requirements and rules of the Nasdaq stock market.

Mr. Prescott has served as President and Chief Executive Officer of Align Technology, Inc. from March 2002 to June 2015, and as a member of its Board of Directors from March 2002 to May 2021. Prior to Align, Mr. Prescott was President and Chief Executive Officer of Cardiac Pathways, Inc. from May 1999 to August 2001 and a consultant for Boston Scientific Corporation from August 2001 to January 2002 after its acquisition of Cardiac Pathways in August 2001. Prior to Cardiac Pathways, Mr. Prescott held various sales, general management and executive roles at Nellcor Puritan Bennett, Inc. from April 1994 to May 1999, and various management positions at GE Medical Systems from October 1987 to April 1994. In addition, Mr. Prescott served in sales, marketing and management roles at Siemens AG from December 1980 to July 1986. Mr. Prescott also serves on the Board of Directors of a private company. Mr. Prescott also served as a board member for The Navy SEAL Foundation, and a trustee at The Naval Postgraduate School Foundation. He received his B.S. in Civil Engineering from Arizona State University and Masters in Management from Northwestern University.

Mr. Prescott will be compensated in a manner as described under the heading “Non-Employee Director Compensation” in the Company’s definitive proxy statement filed with the SEC on April 22, 2024 and in accordance with the Non-Employee Director Compensation Program filed by the Company as Exhibit 10.1 to its quarterly statement on Form 10-Q, filed with the SEC on May 2, 2024. Mr. Prescott will also enter into the Company’s standard director and officer indemnification and advancement agreement, the form of which was filed by the Company as Exhibit 10.5 to the Amendment to Company’s registration statement on Form S-1/A (File No. 333-258898), filed with the SEC on September 8, 2021. There are no arrangements or understandings between Mr. Prescott and any other persons pursuant to which he was appointed as a director. Furthermore, there are no transactions in which Mr. Prescott has an interest that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File, formatted in Inline XBRL.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCEPT BIOROBOTICS CORPORATION

July 19, 2024	By:	/s/ Alaleh Nouri
Alaleh Nouri
Chief Legal Officer and Secretary